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EXHIBIT 2.3


                              ACQUISITION AGREEMENT

This Acquisition Agreement (the "Agreement") is entered into as of September 21, 2001, by and between, Mr. John D. Williams, (Mr. Williams") sole owner of Pacific States Airline Services, Inc. ("PSAS") with principal offices at 880 Apollo St. #329, El Segundo, CA and PSA, Inc., a Nevada corporation ("PSA") with principal offices at 880 Apollo St. #329, El Segundo, CA. For good and valuable consideration, the receipt and adequacy of which the parties acknowledge, Mr. Williams and PSA mutually agree as follows:

1. RECITAL. This Agreement is made with reference to the following recital of essential facts:

         1.1 Mr. Williams desires to sell, pursuant to this Agreement, all of the issued and outstanding shares of PSAS to PSA.

         1.2 PSA desires to buy, pursuant to this Agreement, all of the issued and outstanding common stock of PSAS (the "PSAS Shares"), after which, PSA shall own 100% of the issued and outstanding shares of PSAS.

2. SALE AND EXCHANGE OF STOCK. Subject to the terms and conditions hereof, Mr. Williams shall sell to PSA, and PSA shall purchase from Mr. Williams the PSAS Shares.

3. THE CLOSING OF THE TRANSACTION. On or before October 5, 2001 (the "Closing"), at the principal offices of PSA, the following conditions will be met:

         3.1 Mr. Williams shall: (a) transfer to PSA the stock certificates for 225,000 shares of PSAS, which shall be 100% of the issued and outstanding shares of PSAS, and (b) deliver a copy of the resolution of its board of directors approving the transaction, attached hereto as Exhibit "A," and by this reference made a part hereof.

         3.2 PSA shall: (a) deliver to Mr. Williams the requisite documents necessary to consummate the provisions of Section 4 below, and (b) a copy of the resolution of its board of directors approving the transaction attached hereto as Exhibit "B," and by this reference made a part hereof.

4. TRANSACTION CONSIDERATION. The PSAS shares shall be acquired by PSA from Mr. Williams in exchange for 625,000 shares of Common Stock of PSA (the "PSA Shares"), as follows:

         4.1 The 625,000 PSA Shares to be issued at Closing shall be issued in two (2) certificates of 312,500 shares each registered in Mr. Williams' name. One certificate, along with a stock power signed by Mr. Williams, shall be held by PSA as security for the performance by Mr. Williams of his obligations described in
              Section 4.2 of this agreement. The PSA Shares shall be issued pursuant to Rules 144 and 506 of Regulation D promulgated under
              Section 4(2) of Act of 1933, as amended, and shall bear a restrictive transfer legend.

         4.2 As a condition of each of the two Sale and Purchase Agreements, dated September 5, 2001, attached hereto as Exhibits "C" and "D," by and between Mr. Williams and PSA, PSAZZ Air, Inc., and Royal International Tours, Inc., a total of 312,500 PSA Shares issued and registered to Mr. Williams shall be held by PSA as security for payment by Mr. Williams of the aggregate purchase price of the aforementioned Sale and Purchase Agreements. In the event that the payment provisions of Section 4 of the Sale and Purchase Agreements are not made as scheduled, PSA, in its sole discretion, may elect to cancel the 312,500 PSA Shares as payment in full of Mr. Williams' obligation.

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5. REPRESENTATIONS AND WARRANTIES OF MR. WILLIAMS AND MR. WILLIAMS. PSAS and Mr.
Williams, jointly and severally, represent and warrant to PSA as follows:

         5.1 PSAS is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of California and is in good standing under such laws. PSAS and Mr. Williams have all requisite power and authority, corporate and otherwise, to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. Except for the U. S. Bankruptcy Chapter 11 action, PSAS has not taken any action, adopted any plan, or made any agreement in respect of any merger, consolidation, sale of all or substantially all of its assets, reorganization, recapitalization, dissolution, or liquidation. PSAS and Mr. Williams have all requisite legal or corporate power and authority to execute and deliver this Agreement and perform its obligations under the terms of this Agreement. PSAS is not in violation of its Articles of Incorporation or its by-laws and this Agreement does not conflict with the foregoing or any other agreement.

              PSAS has made and kept books and records and accounts, which, in reasonable detail, accurately and fairly reflect its business activities. PSAS has not engaged in any transaction, maintained any bank account, or used any corporate funds except for transactions, bank accounts, and funds which have been and are reflected in its books and records.

5.2 The authorized capital stock of PSAS is 225,000 shares of Common Stock of which 225,000 shares are issued and outstanding. The PSAS outstanding shares are owned of record and beneficially, free and clear of all liens, by Mr. Williams. The PSAS Shares have been duly authorized and validly issued and are fully paid and nonassessable and free of all preemptive and similar rights and other liens. There are no options, warrants, convertible securities, or other rights outstanding, or agreements existing, that obligates PSAS to issue or sell any capital stock or other security of or equity interest in PSAS.

         5.3 PSAS has no subsidiaries, and, other than accounts receivable and accounts payable existing in the ordinary course of its business, PSAS owns no securities of, has no investment in, is not a creditor of, nor is owed any debt or obligation of any kind, by any person, except as disclosed and provided to PSA in written form.

         5.4 PSAS Financial Statements provided to PSA were prepared from the books and records of PSAS and fairly represent PSAS's financial condition and the results of its operations as of their respective dates and for the periods then ended. Except for those liabilities specifically reflected or reserved against in PSAS Financial Statements or otherwise disclosed, PSAS does not have any direct or indirect indebtedness, liabilities, claims, losses, damages, deficiencies, obligations or responsibilities, known or unknown, liquidated or unliquidated, accrued, absolute, contingent, or otherwise.

         5.5 PSAS has, within the times and in the manner prescribed by law, filed all required tax returns, reports or similar statements required to be filed with respect to any taxes including any information return, claim for refund, amended return or declaration of estimated tax, and has paid or provided for all taxes shown thereon to be due and owing by it, and has paid all deficiencies or other assessments of taxes, interest or penalties owed by it. PSAS has delivered to PSA true and correct copies of all federal, state and local income Tax Returns of PSAS for the last two (2) complete fiscal years. PSAS is not a party to any tax sharing agreement.

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         5.6  PSAS is not in violation of any law or regulation or, except for the U. S. Bankruptcy Chapter 11 action, under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction which would have a material adverse effect. PSAS has conducted and is conducting its business in substantial compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules, regulations, judgments and decrees and is not in violation of any of the foregoing which might have a material adverse effect on the business or assets of PSAS.

         5.7 There are no claims, actions, suits, governmental investigation, arbitration, legal, administrative or other proceeding of any nature, pending or, to the knowledge of PSAS threatened against or affecting PSAS or its operations, properties, assets, financial condition or prospects at law or in equity, domestic or foreign criminal or civil, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over PSAS and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. There are no judgments, orders, injunctions, decrees, stipulations or awards against PSAS.

         5.8 PSAS owns no real property. PSAS has good and marketable title to each item of personal property, owned by it free and clear of all liens. Each item of tangible personal property is in good operating condition and repair, usable in the ordinary course of business.

         5.9 PSAS is the true and lawful owner of, or is licensed or otherwise possesses legally enforceable rights to use, the registered and unregistered United States or foreign trademarks, service marks, trade names, patents and copyrights if any, now held by PSAS. PSAS has no obligation to compensate any person for the use of any of its intellectual property nor has PSAS granted to any person any license, option or other rights to use in any manner any intellectual property, whether requiring the payment of royalties or not.

         5.10 PSAS has provided PSA or, upon written request, will provide a list or copies of all agreements, commitments, or instruments binding PSAS, including all client contracts, employment agreements, insurance prices, vender contracts, real and personal property leases. Each such agreement, provided or not, to which PSAS is a party is the valid and binding obligation of the other contracting party, enforceable in all material respects in accordance with its terms against the other contracting party and is in full force and effect. No other contracting party to any such agreement is now in material breach thereof, and there is not now, nor has there been in the 12-month period prior to the date hereof, any material disputes between either PSAS and any other party. Furthermore, such agreements shall not contain any terms and/or conditions that shall be materially adverse to the continued operation of the business of PSAS.

         5.11 PSAS has provided PSA or, upon written request, will provide a list or copies of every employment agreement, commission agreement, employee group or executive medical, life, or disability insurance plan, and each incentive, bonus, profit sharing, retirement, or severance plan now in effect or any understanding between PSAS and any employee concerning the terms of such employment. PSAS has delivered to PSA copies of any PSAS employee handbook or policy statement, and complete and correct information concerning PSAS's employees. All employees of PSAS are employees at will and are subject to immediate termination. As of the date of this Agreement, no employee of PSAS has submitted a notice to terminate employment. PSAS is not a party to any collective bargaining agreement or has any material labor relations problems. Furthermore, such agreements shall not contain any terms and/or conditions that shall be materially adverse to the continued operation of the business of PSAS.

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         5.12 No representation or warranty made by PSAS and Mr. Williams herein, or in any agreement, list, or document delivered pursuant to this Agreement contains any misstatement of any material fact or omits to state, any material fact necessary to make any material statement made herein not misleading. Furthermore, such representations and warranties shall be true and accurate as of the Closing and that there shall be no material change in the business methodology of PSAS between the execution of this Agreement and the Closing.

         5.13 PSAS and Mr. Williams and their respective independent counsel(s) have been offered, and prior to Closing will have been offered, every opportunity to ask any questions and make any inquiry with respect to PSA and this Agreement. PSAS and Mr. Williams have not relied in any manner on any representations or other written or oral materials furnished to it by PSA. PSAS and Mr. Williams are fully aware that this transaction is being executed upon and within the representations, warranties and agreements as set forth in this Agreement.

6. REPRESENTATIONS AND WARRANTIES OF PSA. PSA hereby represents and warrants to PSAS and Mr. Williams as follows:

         6.1 PSA is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Nevada and is in good standing under such laws. PSA has all requisite legal or corporate power and authority to execute and deliver this Agreement and perform its obligations under the terms of this Agreement. Delivery of PSA Shares will transfer to Mr. Williams good and marketable title to PSA Shares, free and clear of any liens. PSA is not in violation of its Certificate of Incorporation or Bylaws, or in any material respect in violation of any term or provision of any material agreement to which it is a party. Neither the execution, delivery, nor performance of this Agreement have resulted or will result in, any violation of, or conflict with, or constitute a default under any of the foregoing corporate documents or agreements.

         6.2 Except for the foregoing, PSA makes no representations and warranties to Mr. Williams beyond terms and conditions contained in this agreement.

7. BROKERAGE FEES. Neither PSA, PSAS, nor Mr. Williams have incurred, or will incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

8. GOVERNING LAW; JURISDICTION. (a) Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be governed by, and constituted in accordance with, the laws of the State of California, U.S.A., without regard to the choice of law principles thereof, (b) the parties hereto that any and all matters in dispute or claim arising out of or relating to this Agreement or breach thereof, shall be submitted to arbitration, in conformity with the Federal Arbitration Act (Section 9 U.S. Code Section 901 ET SEQ), and shall be conducted in Los Angeles in accordance with the Rules of the American Arbitration Association. Any award of the arbitration of any dispute herein shall be binding on both parties, and shall be submitted to a Court of competent jurisdiction within the State of California This Agreement shall be governed by and construed in accordance with the laws of the State of California.

9. FURTHER ASSURANCES. Each party to this Agreement shall execute all instruments and documents and take all actions as may be reasonably required to consummate the transaction effectuate this Agreement.

10. VENUE AND JURISDICTION. For purposes of venue and jurisdiction, this Agreement shall be deemed made, and to be performed, in the City of Los Angeles, California.

11. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

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12. TIME OF ESSENCE. Time and strict and punctual performance are of the essence with respect to each provision of this Agreement.

13. ATTORNEY'S FEES. In the event any litigation, arbitration, mediation, or other proceeding ("Proceeding") is initiated by one party against the other party to enforce, interpret or otherwise obtain relief in connection with this Agreement, the prevailing party in such Proceeding shall be entitled to recover from the other party all costs, expenses, and attorney's fees relating to or arising out of such Proceeding. Any such judgment or award shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and attorney's fees.

14. MODIFICATION. This Agreement may be modified only in writing executed by the parties to this Agreement.

15. PRIOR UNDERSTANDINGS. This Agreement contains the entire agreement between the parties to this Agreement and is the final expression of such parties' agreement with respect to the terms included in this Agreement. This Agreement supersedes all negotiations, stipulations, understandings, agreements, representations and warranties, if any, with respect to the transaction contemplated herein which precede or accompany the execution of this Agreement.

16. PARTIAL INVALIDITY. Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Agreement or the application of such provision to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected by such invalidity or unenforceability, unless such provision or such application of such provision is essential to this Agreement.

17. NOTICES. All notices or other communications required or permitted to be given to a party to this Note shall be in writing and shall be personally delivered, sent by certified mail, postage prepaid, return receipt requested, or sent by an overnight express courier service that provides written confirmation of delivery, to such party at the following respective address:

"PSA"                                    "Mr. Williams"
PSA, Inc.                                Pacific States Airline Services, Inc.
David E. Walsh                           John D. Williams
880 Apollo St. Suite 329                 880 Apollo St. Suite 329
El Segundo, CA 90045                     El Segundo, CA 90245
Fax (310) 640-3080                       Fax (310) 760-0710

         Each such notice or other communication shall be deemed given, delivered and received upon its actual receipt, except that if it is sent by mail in accordance with this Section, then it shall be deemed given, delivered and received three days after the date such notice or other communication is deposited with the United States Postal Service in accordance with this Section. Any party to this Agreement may give a notice of a change of its address to the parties to this Agreement.

18. HEADINGS. The headings of the Section of this Agreement have been included only for convenience, and shall not be deemed in any manner to modify or limit any of the provisions of this Agreement, or be used in any manner in the interpretation of this Agreement.


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          Agreed and Accepted this twenty-first day of September 2001.




         "PSAS"
         Pacific States Airline Services, Inc.


         /s/ John D. Williams
         --------------------------------------
         John D. Williams
         President


         "Mr. Williams"


         /s/ John D. Williams
         --------------------------------------
         John D. Williams



         "PSA"
         PSA, Inc.:


         /s/ David E. Walsh
         -------------------------------------
         David E. Walsh
         Chairman/CEO




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